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                                                                   EXHIBIT 11

         BellSouth Corporation Computation of Earnings Per Share

                                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------------

                                                                                        1997         1996         1995
                                                                                      ---------    ---------    ---------
Earnings (Loss) Per Share--Basic:

Income Before Extraordinary Losses..................................................  $   3,270    $   2,863    $   1,564
Extraordinary Loss forDiscontinuance of Statement of Financial Accounting Standards
  No. 71, net of tax................................................................     --           --           (2,718)
Extraordinary Loss on Early
Extinguishment of Debt, net of tax..................................................         (9)      --              (78)
Net Income(Loss)....................................................................  $   3,261    $   2,863    $  (1,232)
                                                                                      ---------    ---------    ---------
                                                                                      ---------    ---------    ---------
Weighted average shares outstanding.................................................        992          994          993
                                                                                      ---------    ---------    ---------
                                                                                      ---------    ---------    ---------
Earnings Per Common Share Before Extraordinary Losses...............................  $    3.30    $    2.88    $    1.57
Extraordinary Loss for Discontinuance of Statement of Financial Accounting Standards
  No. 71, net of tax................................................................     --           --            (2.73)
Extraordinary Loss on Early Extinguishment of Debt, net of tax......................       (.01)      --            (0.08)
                                                                                      ---------    ---------    ---------
Earnings (Loss) Per Share...........................................................  $    3.29    $    2.88    $   (1.24)
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                                                                                      ---------    ---------    ---------
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
                                                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                                                      -----------------------------------
                                                                                        1997         1996         1995
                                                                                      ---------    ---------    ---------

Earnings (Loss) Per Share - Diluted:

Income Before Extraordinary
Losses..............................................................................  $   3,270    $   2,863    $   1,564
Extraordinary Loss for Discontinuance of Statement
  of Financial Accounting Standards No. 71, net of tax..............................        ---          ---       (2,718)
Extraordinary Loss on Early Extinguishment of Debt,
  net of tax........................................................................         (9)         ---          (78)
                                                                                      ---------    ---------    ---------
Net Income(Loss)....................................................................  $   3,261    $   2,863    $  (1,232)
                                                                                      ---------    ---------    ---------
                                                                                      ---------    ---------    ---------
Weighted average shares outstanding.................................................        992          994          993
Incremental shares from assumed exercise of stock
  options and payment of performance share awards...................................          3            2            1
                                                                                      ---------    ---------    ---------
Total Shares........................................................................        995          996          994
                                                                                      ---------    ---------    ---------
                                                                                      ---------    ---------    ---------

Earnings Per Common Share Before Extraordinary Losses...............................  $    3.29    $    2.87    $    1.57

Extraordinary Loss for Discontinuance of Statement of
  Financial Accounting Standards No. 71, net of tax.................................        ---          ---        (2.73)

Extraordinary Loss on Early Extinguishment of Debt,
  net of tax........................................................................       (.01)         ---        (0.08)
                                                                                      ---------    ---------    ---------
Earnings (Loss) Per Share...........................................................  $    3.28    $    2.87    $   (1.24)
                                                                                      ---------    ---------    ---------
                                                                                      ---------    ---------    ---------
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